Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS STRONG RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014

2014 ORGANIC REVENUE GROWTH OF 10.8%, ADJUSTED EBITDA GROWTH

OF 17.0%, AND ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL

PURPOSES GROWTH OF 11.8%

QUARTERLY DIVIDEND INCREASED 10.5% FROM $0.19 TO $0.21 PER SHARE

FULL YEAR HIGHLIGHTS:

•	Revenue increased to $1.22 billion from $1.06 billion, an increase of 15.2%
•	Net loss attributable to MDC Partners improved by $124.8 million to ($24.1) million from ($148.9) million
•	Organic revenue increased 10.8%
•	Adjusted EBITDA increased to $179.4 million from $153.3 million, an increase of 17.0% (see Schedules 4 and 5)
•	Adjusted EBITDA margin of 14.7% versus 14.4% in the same period last year (see Schedules 4 and 5)
•	Adjusted EBITDA Available for General Capital Purposes increased to $98.8 million from $88.4 million, an increase of 11.8% (see Schedule 6)
•	Net New Business wins totaled $162.7 million, an increase of 27.9% from $127.2 million in 2013

FOURTH QUARTER HIGHLIGHTS:

•	Revenue increased to $339.9 million from $289.2 million, an increase of 17.5%
•	Net loss attributable to MDC Partners improved by $67.6 million to ($26.8) million from ($94.3) million
•	Organic revenue increased 12.5%
•	Adjusted EBITDA increased to $51.8 million from $45.2 million, an increase of 14.6% (see Schedules 2 and 3)
•	Adjusted EBITDA margin of 15.2% versus 15.6% in the same period last year (see Schedules 2 and 3)
•	Adjusted EBITDA Available for General Capital Purposes increased to $31.1 million from $27.0 million, an increase of 15.1% (see Schedule 6)
•	Net New Business wins totaled $56.7 million

New York, NY, February 23, 2015 (NASDAQ: MDCA; TSX: MDZ.A) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2014.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “Our business performed very well in 2014, highlighted by industry-leading organic revenue growth, strong EBITDA growth and operating leverage, and robust overall cash generation. Our partner firms continue to outperform their competition, as demonstrated by the record amount of net new business won during the year, and we made solid progress on the areas of our targeted growth, including Media and International. In addition, our strong track record of strategically allocating capital, whether through internal investments, acquisitions, or dividends continues to deliver meaningful and measurable returns for our stakeholders.

“Looking ahead, we expect to achieve 7-9% organic growth in 2015, and combined with margin expansion and an efficient capital structure, our financial framework should result in steady, significant cash generation. The future is bright for MDC.”

Guidance for 2015 is established as follows:

			Implied
	2014	2015	Year over Year
	Actuals	Guidance	Change

Revenue	$1.22 billion	$1.300 - $1.330 billion	+6.5% to +8.5%

Adjusted EBITDA	$179.4 million	$195 - $205 million	+8.7% to +14.3%
Implied Adjusted EBITDA Margin	14.7%	15.0% to 15.4%	+35 to 75 basis points

Adjusted EBITDA Available for	$98.8 million	$109 - $119 million	+10.3% to +20.4%
General Capital Purposes

For the twelve month period ended December 31, 2014, consolidated revenue was $1.22 billion, an increase of 15.2%, compared to $1.06 billion in the twelve months ended December 31, 2013. Adjusted EBITDA for the twelve months ended December 31, 2014 was $179.4 million, an increase of 17.0% compared to $153.3 million in the same period of 2013. Net loss attributable to MDC Partners in the twelve months ended December 31, 2014 was ($24.1) million compared to a loss of ($148.9) million in 2013. Loss per share from continuing operations attributable to MDC Partners common shareholders for the twelve months ended December 31, 2014 was ($0.49) compared to a loss of ($3.16) per share in the same period of 2013. Adjusted EBITDA Available for General Capital Purposes was $98.8 million in the twelve months ended December 31, 2014, compared to $88.4 million in the same period of 2013.

Consolidated revenue for the fourth quarter of 2014 was $339.9 million, an increase of 17.5%, compared to $289.2 million in the fourth quarter of 2013. Adjusted EBITDA for the fourth quarter of 2014 was $51.8 million, an increase of 14.6%, compared to $45.2 million in the fourth quarter of 2013. Net loss attributable to MDC Partners in the fourth quarter was ($26.8) million compared to a loss of ($94.3) million in the fourth quarter of 2013. Loss per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2014 was ($0.54) compared to a loss of ($2.00) per share in the same period of 2013. Adjusted EBITDA Available for General Capital Purposes was $31.1 million in the fourth quarter of 2014 compared to $27.0 million in the fourth quarter of 2013.

David Doft, CFO of MDC Partners, said, “We are particularly pleased that we delivered this solid performance in 2014 despite a significant strengthening of the US dollar, which resulted in currency headwinds of over 1% in the fourth quarter. As we enter 2015, maintaining a disciplined approach to managing investment and allocating capital remains a top priority. In terms of our financial outlook for the year, our recent new business performance bolsters our confidence, but we do have to account for some expected volatility of foreign currency movements as well as the timing associated with the ramp-up of recent new business. As such, we expect revenue to increase 6.5% to 8.5%, consisting of 7% to 9% organic growth and net of an approximate 200 basis point negative impact from foreign currency assuming that FX rates remain unchanged. We expect Adjusted EBITDA to increase 8.7% to 14.3%, implying margin expansion of 35 to 75 basis points, and keeping us on track to achieve our margin target of 17-19% within 3 to 5 years. Adjusted EBITDA growth and margin expansion in 2015 is despite an expected 3% impact from unfavorable foreign currency rate movements. With the capital efficiency of our model, Adjusted EBITDA Available for General Capital Purposes is expected to increase 10.3% to 20.4%.”

MDC Partners Announces $0.21 per Share Quarterly Cash Dividend, Up 10.5% from Prior Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about March 19, 2015, to shareholders of record at the close of business on March 5, 2015.

Conference Call

Management will host a conference call on Monday, February 23, 2015, at 4:30 p.m. (ET) to discuss results. Access the conference call by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. (ET), March 10, 2015, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10060211), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, Asia and Latin America.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing the Company's reputation as "The Place Where Great Talent Lives."

MDC Partners’ Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Please visit us: www.mdc-partners.com

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Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting Adjusted EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2014, and 2013; and (2) presenting Adjusted EBITDA Available for General Capital Purposes for the three and twelve months ended December 31, 2014, and 2013. Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue	$339,911	$289,229	$1,223,512	$1,062,478

Operating Expenses:
Cost of services sold	222,626	187,431	798,518	704,969
Office and general expenses	76,486	161,658	290,073	355,964
Depreciation and amortization	15,089	10,272	47,172	36,139
	314,201	359,361	1,135,763	1,097,072

Operating profit (loss)	25,710	(70,132)	87,749	(34,594)

Other Income (Expenses):
Other, net	(9,145)	(4,590)	(17,793)	(2,985)
Interest expense and finance charges	(14,602)	(11,718)	(55,265)	(45,110)
Loss on redemption of Notes	-	-	-	(55,588)
Interest income	131	59	418	427

Income (loss) from continuing operations before income taxes and equity in non-consolidated affiliates	2,094	(86,381)	15,109	(137,850)

Income tax expense (benefit)	9,658	3,822	12,422	(4,367)

Income (loss) from continuing operations before equity in non-consolidated affiliates	(7,564)	(90,203)	2,687	(133,483)
Equity in earnings of non-consolidated affiliates	1,183	85	1,406	281

Income (loss) from continuing operations	(6,381)	(90,118)	4,093	(133,202)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(18,284)	(2,149)	(21,260)	(9,200)
Net loss	(24,665)	(92,267)	(17,167)	(142,402)
Net income attributable to the noncontrolling interests	(2,094)	(2,054)	(6,890)	(6,461)
Net loss attributable to MDC Partners Inc.	$(26,759)	$(94,321)	$(24,057)	$(148,863)

Loss Per Common Share:
Basic and Diluted
Loss from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.17)	$(1.95)	$(0.06)	$(2.96)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.37)	$(0.05)	$(0.43)	$(0.20)
Net loss attributable to MDC Partners Inc. common shareholders	$(0.54)	$(2.00)	$(0.49)	$(3.16)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	49,683,864	47,272,986	49,545,350	47,108,406

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$270,871	$69,040	-	$339,911

Net loss attributable to MDC Partners Inc.				$(26,759)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				2,094
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				18,284
Equity in earnings of non-consolidated affiliates				(1,183)
Income tax expense				9,658
Interest expense and finance charges, net				14,471
Other, net				9,145
Operating profit (loss)	$25,093	$12,154	$(11,537)	$25,710
margin	9.3%	17.6%		7.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	6,976	7,684	429	15,089
Stock-based compensation	3,549	869	1,045	5,463
Acquisition deal costs	1,733	282	405	2,420
Deferred acquisition consideration adjustments to P&L	13,798	(12,047)	-	1,751
Profit distributions from non-consolidated affiliates	-	616	720	1,336

Adjusted EBITDA *	$51,149	$9,558	$(8,938)	$51,769
margin	18.9%	13.8%		15.2%

* Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$227,976	$61,253	-	$289,229

Net loss attributable to MDC Partners Inc.				$(94,321)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				2,054
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				2,149
Equity in earnings of non-consolidated affiliates				(85)
Income tax expense				3,822
Interest expense and finance charges, net				11,659
Other, net				4,590
Operating profit (loss)	$7,957	$1,114	$(79,203)	$(70,132)
margin	3.5%	1.8%		-24.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	6,489	3,378	405	10,272
Stock-based compensation	2,434	920	60,361	63,715
Acquisition deal costs	123	88	425	636
Deferred acquisition consideration adjustments to P&L	27,666	2,848	-	30,514
One time incentive	-	-	9,649	9,649
Profit distributions from non-consolidated affiliates	-	-	517	517

Adjusted EBITDA *	$44,669	$8,348	$(7,846)	$45,171
margin	19.6%	13.6%		15.6%

*Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments,one time incentive and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Year Ended December 31, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$954,211	$269,301	-	$1,223,512

Net loss attributable to MDC Partners Inc.				$(24,057)
Adjustments to reconcile to Operating profit (loss):
Net income attributable to the noncontrolling interests				6,890
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				21,260
Equity in earnings of non-consolidated affiliates				(1,406)
Income tax expense				12,422
Interest expense and finance charges, net				54,847
Other, net				17,793
Operating profit (loss)	$111,423	$22,244	$(45,918)	87,749
margin	11.7%	8.3%		7.2%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	24,158	21,229	1,785	47,172
Stock-based compensation	9,616	3,553	4,527	17,696
Acquisition deal costs	3,071	1,260	1,802	6,133
Deferred acquisition consideration adjustments to P&L	23,238	(6,771)	-	16,467
Profit distributions from non-consolidated affiliates	-	937	3,201	4,138

Adjusted EBITDA *	$171,506	$42,452	$(34,603)	$179,355
margin	18.0%	15.8%		14.7%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

SCHEDULE 5

MDC PARTNERS INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Year Ended December 31, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$836,936	$225,542	-	$1,062,478

Net loss attributable to MDC Partners Inc.				$(148,863)
Adjustments to reconcile to Operating profit (loss):
Net loss attributable to the noncontrolling interests				6,461
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				9,200
Equity in earnings of non-consolidated affiliates				(281)
Income tax benefit				(4,367)
Interest expense, finance charges, and loss on redemption of notes, net				100,271
Other, net				2,985
Operating profit (loss)	$86,942	$6,572	$(128,108)	$(34,594)
margin	10.4%	2.9%		-3.3%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	24,210	10,535	1,394	36,139
Stock-based compensation	7,657	3,017	89,731	100,405
Acquisition deal costs	323	324	1,419	2,066
Deferred acquisition consideration adjustments to P&L	35,746	168	-	35,914
One time incentive	-	-	9,649	9,649
Profit distributions from non-consolidated affiliates	-	-	3,761	3,761

Adjusted EBITDA *	$154,878	$20,616	$(22,154)	$153,340
margin	18.5%	9.1%		14.4%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, one time incentive, and profit distributions from affiliates.

SCHEDULE 6

MDC PARTNERS INC.

ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA (1)	$51,769	$45,171	$179,355	$153,340
Net income attributable to noncontrolling interests	(2,094)	(2,054)	(6,890)	(6,461)
Capital expenditures, net (2)	(4,999)	(4,388)	(23,078)	(15,851)
Cash taxes	(72)	(364)	(431)	(919)
Cash interest, net & other (3)	(13,485)	(11,328)	(50,128)	(41,692)
Adjusted EBITDA Available for General Capital Purposes (4)	$31,119	$27,037	$98,828	$88,417

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 through 5 for a reconciliation of Net income (loss) to Adjusted EBITDA.

(2) Capital expenditures, net represents capital expenditures net of landlord reimbursements.

(3) Cash interest, net & other represents the quarterly accrual of cash interest under our Senior Notes.

(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives.

SCHEDULE 7

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31,	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$119,767	$102,007
Accounts receivable, net	355,295	309,796
Expenditures billable to clients	40,202	63,246
Other current assets	36,978	25,458
Total Current Assets	552,242	500,507

Fixed assets, net	60,240	52,071
Investment in non-consolidated affiliates	6,110	275
Goodwill	851,373	744,333
Other intangible assets, net	86,121	56,262
Deferred tax assets	18,758	21,131
Other assets	74,046	50,648
Total Assets	$1,648,890	$1,425,227

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$316,285	$246,694
Accruals and other liabilities	271,273	240,580
Advance billings	142,608	149,540
Current portion of long term debt	534	467
Current portion of deferred acquisition consideration	90,804	53,041
Total Current Liabilities	821,504	690,322

Long-term debt, less current portion	742,593	664,661
Long-term portion of deferred acquisition consideration	114,564	100,872
Other liabilities	45,861	34,430
Deferred tax liabilities	77,997	63,020
Total Liabilities	1,802,519	1,553,305

Redeemable Noncontrolling Interests	194,951	148,534

Shareholders' Deficit
Common shares	265,818	262,656
Shares to be issued	-	424
Charges in excess of capital	(209,668)	(126,352)
Accumulated deficit	(489,633)	(465,576)
Stock subscription receivable	-	(55)
Accumulated other comprehensive loss	(7,752)	(797)
MDC Partners Inc. Shareholders' Deficit	(441,235)	(329,700)
Noncontrolling Interests	92,655	53,088
Total Shareholders' Deficit	(348,580)	(276,612)

Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,648,890	$1,425,227

SCHEDULE 8

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Year Ended December 31,
	2014	2013

Cash flows provided by continuing operating activities	$135,769	$55,994
Discontinued operations	(1,827)	3,305
Net cash provided by operating activities	133,942	59,299

Cash flows used in continuing investing activities	(97,578)	(27,373)
Discontinued operations	(2,108)	(2,751)
Net cash used in investing activities	(99,686)	(30,124)

Net cash provided by (used in) continuing financing activities	(15,388)	11,758
Discontinued operations	(40)	(1,266)
Net cash provided by (used in) financing activities	(15,428)	10,492

Effect of exchange rate changes on cash and cash equivalents	(1,068)	2,010

Net increase in cash and cash equivalents	$17,760	$41,677